Exhibit 5.1

LAW OFFICES OF
William B. Barnett                         15233 Ventura Boulevard, Suite #410
__________                                    SHERMAN OAKS, CALIFORNIA 91403
                                                 Telephone (818) 789-2688
OF COUNSEL                                          Fax (818) 789-2680
SYLVIA R. ESQUIVEL                            EMAIL:  wbarn @ pacificnet.net

                              May 18, 2004





RE:     PCS Edventures!.Com, Inc.
        2004 Non-Qualified Stock Option Plan-
        10,000,000 Shares of Common Stock



Ladies and Gentlemen:

     We have acted as special counsel for PCS Edventures!.Com, Inc. (the "Registrant") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 10,000,000 shares of the Registrant's Common Stock, no par value (the "Shares"), all of which may be issued upon the exercise of options under the Registrant's 2004 Non-Qualified Stock Option Plan ( the "Plan").

     In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein, including without limitation:

     1.   The Certificate of Incorporation of the Registrant.

     2.   The Bylaws of the Registrant, as amended to date.

     3. Confirmation of the Secretary of the State of Idaho as to the good standing of the Registrant in that state.

     4. Minutes of the Registrant relating to resolutions duly adopted by the Board of Directors of the Registrant regarding the Plans.

     5.   Copy of the Plan.

     In addition to the examination outlined above, we have conferred with various officers of the Registrant and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and delivered pursuant to the terms of the Plans and the terms of any agreement relating to any of the options granted there under, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                              Very truly yours,

                              LAW OFFICES OF WILLIAM B. BARNETT


                                 /s/ William B. Barnett

                              By:  William B. Barnett